    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             DOUBLETREE CORPORATION
             (Exact name of registrant as specified in its charter)

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
                     DELAWARE                       860762415
           (State or other jurisdiction          (I.R.S. Employer
               of incorporation or              Identification No.)
                  organization)

                             DOUBLETREE CORPORATION
                        410 NORTH 44TH STREET, SUITE 700
                             PHOENIX, ARIZONA 85008
                                 (602) 220-6666
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              WILLIAM L. PEROCCHI
                           EXECUTIVE VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND TREASURER
                             DOUBLETREE CORPORATION
                        410 NORTH 44TH STREET, SUITE 700
                             PHOENIX, ARIZONA 85008
                                 (602) 220-6666
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

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
              WILLIAM J. PHILLIPS, ESQ.                         RICHARD D. TRUESDELL, JR., ESQ.
                 CURTIS L. MO, ESQ.                                  DAVIS POLK & WARDWELL
                  DEWEY BALLANTINE                                   450 LEXINGTON AVENUE
             1301 AVENUE OF THE AMERICAS                           NEW YORK, NEW YORK 10017
            NEW YORK, NEW YORK 10019-6092                               (212) 450-4000
                   (212) 259-8000
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                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-13161

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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
================================================================================================================
                                                                                    PROPOSED
                                                                    PROPOSED        MAXIMUM
                                                                    MAXIMUM        AGGREGATE
              TITLE OF EACH CLASS                 AMOUNT TO BE   OFFERING PRICE     OFFERING       AMOUNT OF
         OF SECURITIES TO BE REGISTERED            REGISTERED     PER SHARE(1)      PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share..........  690,000 shares     $39.875      $27,513,750      $8,337.50
================================================================================================================
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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended on the basis of the average of the high and low sales prices of the Common
    Stock, par value $.01 per share of Doubletree Corporation on November 4,
    1996, as quoted on the Nasdaq Stock Market's National Market.
                            ------------------------

        This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

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

                           INCORPORATION BY REFERENCE

     This Registration Statement on Form S-3 is being filed pursuant to Rule
462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Commission File No. 333-13161) filed by
Doubletree Corporation (the "Company") with the Securities and Exchange
Commission, as declared effective on November 4, 1996, are incorporated herein by reference.

                                    EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

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

EXHIBIT
 NUMBER                                          DESCRIPTION
--------      ---------------------------------------------------------------------------------
 5.1     --   Opinion of Dewey Ballantine as to the legality of the securities.
23.1     --   Consent of KPMG Peat Marwick LLP.
23.2     --   Consent of Deloitte & Touche LLP.
23.3     --   Consent of Arthur Andersen LLP.
23.4     --   Consent of Dewey Ballantine (included in Exhibit 5.1).
23.5*    --   Consent of Michael W. Michelson.
23.6*    --   Consent of Edward I. Gilhuly.
24.1*    --   Powers of Attorney.

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* Incorporated by reference to the Company's Registration Statement on Form S-3,
  as amended (File No. 333-13161).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 5th day of November, 1996.

                                          DOUBLETREE CORPORATION,
                                          a Delaware corporation

                                          By:                *

                                            ------------------------------------
                                                     Richard J. Ferris
                                                  Co-Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on November 5, 1996.

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
               SIGNATURE                                           TITLE
----------------------------------------      -----------------------------------------------
                   *                          Co-Chairman of the Board and Director
----------------------------------------      (Principal Executive Officer)
           Richard J. Ferris
                   *                          Co-Chairman of the Board and Director
----------------------------------------
           Peter V. Ueberroth
        /s/  WILLIAM L. PEROCCHI              Executive Vice President, Chief Financial
----------------------------------------      Officer and Treasurer (Principal Financial and
          William L. Perocchi                 Accounting Officer)
                   *                          Director
----------------------------------------
            William R. Fatt
                   *                          Director
----------------------------------------
              Dale F. Frey
                   *                          Director
----------------------------------------
            Ronald K. Gamey
                   *                          Director
----------------------------------------
          Norman B. Leventhal
                   *                          Director
----------------------------------------
             John H. Myers
                   *                          Director
----------------------------------------
          Richard M. Kelleher
     *By      /s/  DAVID L. STIVERS
----------------------------------------
            David L. Stivers
            Attorney-in-fact
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

                               INDEX TO EXHIBITS

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
                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                                    DESCRIPTION                                      PAGE
------                                    -----------                                  ------------
 5.1   --   Opinion of Dewey Ballantine.

23.1   --   Consent of KPMG Peat Marwick LLP.

23.2   --   Consent of Deloitte & Touche LLP.

23.3   --   Consent of Arthur Andersen LLP.

23.4   --   Consent of Dewey Ballantine (included in Exhibit 5.1).

23.5*  --   Consent of Michael W. Michelson.

23.6*  --   Consent of Edward I. Gilhuly.

24.1*  --   Powers of Attorney.

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* Incorporated by reference to the Company's Registration Statement on Form S-3,
  as amended (File No. 333-13161).